                                                                           Exhibit 99.2

MEMORANDUM OF UNDERSTANDING FOR A STRATEGIC PARTNERSHIP

TO DEVELOP A PHOTOVOLTAIC INDUSTRY IN ORDOS CITY

between

                        ORDOS CITY GOVERNMENT

and

FIRST SOLAR, INC.

This Memorandum of Understanding (“MOU”) constitutes an agreement between Ordos City Government (“Ordos”) and First Solar, Inc. (“First Solar”, and collectively, the “Participants”).  The Participants have reached the following understandings:

I.	Purpose

A.	Background

The Chinese government has responded vigorously to the challenges of sustainable economic development, environmental protection and climate change.  As part of this response, China has expressed an intention to transition to a low carbon infrastructure and to further expand its use of renewable energy, including solar power.  China is interested in expanding its capabilities to produce affordable solar electricity with sustainable technologies and industrial processes.

Ordos is a prominent city within the Autonomous Region of Inner Mongolia and has demonstrated leadership in renewable energy and the development of a low carbon infrastructure.  Ordos is currently developing the Ordos New Energy Industry Demonstration Zone (the undertaker on the Chinese side) in Hangjin Banner, a planned 11,950 MW renewable energy park that could serve as a model for renewable power generation in China and throughout the world.  When completed, the Ordos New Energy Industry Demonstration Zone is expected to contain 6,950 MW of wind generation, 3,900 MW of photovoltaic power plants, 720 MW of concentrating solar power plants, 310 MW of biomass plants and 70 MW of hydro storage.  Ordos government intends to build a low carbon economy through the comprehensive development of diverse new energy resources and manufacturing, including the establishment of an advanced industrial base.

First Solar is a leading provider of solar (photovoltaic) modules and engineered solar power plants.  First Solar utilizes advanced technology that has enabled significant and continuing reductions in solar electricity costs.  In addition, First Solar operates a sustainable, closed loop product life cycle (including recycling products after use) that protects the environment, while also minimizing its carbon footprint and energy requirements.  First Solar is interested in serving and investing in markets such as China that are committed to making solar electricity part of their long term electricity infrastructures.

The Participants intend to cooperate as described in this MOU in order to advance their respective interests and to establish a long-term strategic partnership.

B.	Undertakings

First Solar will, through an appropriate business model, develop and construct a 2,000 MW photovoltaic power plant (the “Project”) located within the Ordos New Energy Industry Demonstration Zone.  First Solar will supply the Project with low cost solar modules and provide additional engineering, procurement, training and other project support necessary to assure that the Project is successfully executed.  Ordos will arrange for suitable sites for the Project within the Ordos New Energy Industry Demonstration Zone.  Ordos will also provide adequate policy support to enable the financial feasibility of the Project and to generate opportunities to localize the solar value chain as described below.

The Project will be built in multiple phases over the period 2009 to 2019.  Phase 1 will be a 30 MW demonstration project that will begin construction by June 1, 2010 and be completed as soon thereafter as practicable.  Phases 2, 3 and 4 will be 100 MW, 870 MW and 1000 MW.  Each Phase will start construction following the completion of the previous Phase.  The Participants will agree on an annual installation schedule that allows Phases 2 and 3 to be completed by December 31, 2014 and Phase 4 to be completed by December 31, 2019. The Project will operate under a feed-in-tariff that is adequate to support the financial feasibility of the Project.

First Solar intends to actively participate in the development of the photovoltaic industry in China.  First Solar intends to facilitate expansion of the supply chains in China for thin film photovoltaic module production and for the recycling of photovoltaic modules after use. During the implementation of the Phases covered by the time period from 2009 through 2014, First Solar intends to actively review the possibility of module and supplier manufacturing sites in Ordos, and other considerations required to support a First Solar investment.  First Solar will also pursue additional multi-year opportunities for the sale of modules in China in preparation for a factory investment.

II.	Roles and Responsibilities

A.	Phase 1. Ordos and First Solar will cooperate on Phase 1 of the Project in order that it will proceed according to the below schedule.

a.	First Solar, with the support of Ordos, will complete the Project Proposal and Feasibility Study on or before November 30, 2009.

b.	First Solar and Ordos will use reasonable efforts to have the local DRC approve the Project Proposal on or before December 15, 2009.

c.	Ordos will support First Solar in securing all other permits and approvals required to construct Phase 1 by May 30, 2010.

d.	First Solar and Chinese project collaborators will commence construction of Phase 1 by June 1, 2010.

e.	The Participants will use reasonable efforts to accelerate the dates referenced in clauses (a) through (d) above.

f.
The Participants intend that all material agreements and understandings among themselves and with third parties that relate to Phase 1 will be reduced to definitive written agreements before commencement of Phase 1.

B.
Phase 2 and following Phases. Ordos and First Solar will cooperate on Phase 2 and following Phases of the Project in order to complete the following actions, with the goal of commencing construction on Phase 2 immediately following the completion of Phase 1 and completing construction of the Project by the end of 2019.

a.	Ordos Undertakings. In order to facilitate Phase 2 of the Project, Ordos will:

i.
Arrange for 65 square kilometers of land, subject to change, within the Ordos New Energy Industry Demonstration Zone at a favorable price that is suitable for the construction of a 2,000  MW photovoltaic power plant, including 1.5 square kilometers of land, subject to change, to be arranged previously for Phase 1.

ii.
Provide adequate infrastructure to support the construction and operation of the Project, including road access, water and power during construction, a high speed internet connection and the substation for interconnection to the grid.

iii.	Support First Solar in the preparation of the Project Proposal and the Feasibility Study.

iv.	Support First Solar in obtaining all required approvals for the Project in an expedited manner, including but not limited to approval by the local DRC and the right to interconnect to the grid.

v.
Work with all relevant government departments to provide adequate policy support to enable the financial feasibility of Phase 2 and following Phases and to generate opportunities to localize the solar value chain, including a feed-in tariff that subsidizes the price of the electricity generated by the Project and appropriate support and assurances related to factory investment, intellectual property protection and the like.

vi.	Provide all other assistance in the development, construction and financing of the Project reasonably requested by First Solar.

b.	First Solar Undertakings. In order to facilitate Phase 2 and following Phases of the Project, First Solar will:

i.	Establish commercial relationships with Chinese suppliers, financiers, construction firms and other businesses as needed to execute Phase 2 and the following Phases.

ii.
In cooperation with its Chinese business collaborators, take all of the steps necessary to begin construction of Phase 2 and following Phases, including working closely with Ordos in the preparation of the Project Proposal, completion of the Feasibility Study and submittal of applications for the required permits and approvals.

iii.	Work to satisfy the conditions required to support a First Solar investment in China.

iv.	In cooperation with its business collaborators, execute the construction of Phase 2 and the following Phases in accordance with agreed upon specifications.

c.
Definitive Agreements. The Participants intend that all material agreements and understandings among themselves and with third parties that relate to Phase 2 and following Phases, including the factory investment, will be reduced to definitive written agreements before commencement of each Phase or investment.

C.	Ordos and First Solar will use reasonable efforts to gain approval of this MOU by all necessary parties in advance of Chairman Wu’s visit to First Solar.

III.	Non-Binding

This MOU sets forth the agreement in principle among the Participants concerning the Project and potential investment, but does not purport to include all the essential terms of the Project or potential investment, and, in any event, it is not intended to be and is not a legally binding agreement on the part of the parties hereto.  A legally binding obligation, if any, shall only arise upon the execution of the definitive agreements for the Project and potential investment.

IV. Signatures

This MOU is agreed to by ORDOS CITY GOVERNMENT and FIRST SOLAR, INC. on this 8th day of September, 2009.

ORDOS CITY GOVERNMENT, by	FIRST SOLAR, INC., by
/s/ Authorized Signatory	/s/ Michael J. Ahearn
Michael J. Ahearn, Chairman & CEO 350 West Washington, Suite 600 Tempe, AZ 85281